UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-08125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 North Rogers Road

Olathe, Kansas 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement.

On October 19, 2018, Torotel, Inc. (the “Company”) entered into three new business loan agreements (the “Financing Agreements”) with Cornerstone Bank (the “Bank”).  The Financing Agreements provide for (1) an asset-based revolving line of credit, (2) a guidance line of credit, and (3) a real estate term loan, respectively.

Revolving line of credit

The asset-based revolving line of credit is intended to be used for working capital purposes and has a capacity of $1,000,000 with a 12-month term that is renewable annually upon mutual agreement of the Company and the Bank.  The borrowing base of the revolving line of credit is limited to 80% of eligible accounts receivable, plus 50% of eligible inventory, plus 80% of eligible equipment.  The associated interest rate is 0.750 percentage points over the Cornerstone Bank Corporate Base Rate (currently 6%) or a floor of 5%.  Monthly repayments of interest only are required, with the principal due at maturity.  This revolving line of credit is cross collateralized and cross defaulted with the other Financing Agreements.  The revolving line of credit is secured by a first lien on all business assets of the Company pursuant to a Commercial Security Agreement dated October 19, 2018, between the Company and the Bank, which was entered into in connection with the Financing Agreements (the “Commercial Security Agreement”).  Under the revolving line of credit, if the aggregate principal amount of the outstanding advances exceeds the applicable borrowing base, the Company must pay the Bank an amount equal to the difference between the outstanding principal balance of the revolving line of credit and the borrowing base.

Guidance line of credit

The guidance line of credit is intended to be used for equipment purchases and has a capacity of $250,000 with a 12-month term that is renewable annually upon mutual agreement of the Company and the Bank.  The advance rate of this facility is 0.750 percentage points over the Cornerstone Bank Corporate Base Rate (currently 6%) or a floor of 5%.  Monthly repayments of interest only are required, with the principal due at maturity.  This guidance line of credit is cross collateralized and cross defaulted with the other Financing Agreements and is secured by a purchase money security interest in the assets purchased as well as a first lien on all business assets of the Company.  Upon execution of the agreement, the Company received initial advances of $54,000 under the guidance line of credit.

Real estate term loan

The real estate term loan is in the principal amount of $815,000 and contains a 5-year term with a 20-year amortization period, with the balance payable at maturity on October 19, 2023.  The associated interest rate is fixed at 5.35%.  Monthly repayments of approximately $5,573, consisting of both interest and principal, are required.  The final payment of approximately $690,829 is due on the maturity date.  This real estate term loan is cross collateralized and cross defaulted with the other Financing Agreements and, pursuant to the Commercial Security Agreement, is secured by a first lien priority real estate mortgage on the Company’s property located at 620 North Lindenwood Drive in Olathe, Kansas.

These Financing Agreements are a refinancing of the previous real estate loan, equipment loans, and revolving line of credit between the Company’s wholly owned subsidiary, Torotel Products, Inc., and Commerce Bank, N.A., with an aggregate payoff amount of approximately $1,625,000.  The prior financing agreements between Torotel Products, Inc., and Commerce Bank, N.A., have been terminated pursuant to their terms, subject to a nominal and immaterial early prepayment fee.  The Financing Agreements contain customary representations, warranties, and covenants of the Company for the benefit of the Bank, as well as customary default provisions.  Other than the borrowing base limitations under the asset-based revolving line of credit, none of the Financing Agreements requires the Company to comply with any financial covenants.  Prepayments are allowed without penalty under all of the Financing Agreements.

The foregoing summary of the Financing Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the three Financing Agreements,

copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 - Financial Information

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Business Loan Agreement (asset based revolving line of credit) dated as of October 19, 2018, by and between the Company and the Bank

10.2	Business Loan Agreement (guidance line of credit) dated as of October 19, 2018, by and between the Company and the Bank

10.3	Business Loan Agreement (real estate term loan) dated as of October 19, 2018, by and between the Company and the Bank

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Business Loan Agreement (asset based revolving line of credit) dated as of October 19, 2018, by and between the Company and the Bank

10.2	Business Loan Agreement (guidance line of credit) dated as of October 19, 2018, by and between the Company and the Bank

10.3	Business Loan Agreement (real estate term loan) dated as of October 19, 2018, by and between the Company and the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer

Date: October 25, 2018